UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 27, 2007

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
Registrant's telephone number, including area code)

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 27, 2007 Tamm Oil and Gas Corp. (“we”, “us”, “our” or “Tamm”) entered into share exchange agreements (the “Exchange Agreements”) with the following shareholders of Deep Well Oil & Gas Inc. (“DWOG”): LB (Swiss) Private Bank Ltd., Arthur Sulzer and Rahn & Bodmer (collectively the “DWOG Shareholders”). Pursuant to the terms of the Exchange Agreements the DWOG Shareholders agreed to transfer to DWOG an aggregate of 21,533,000 restricted shares of DWOG held by them in exchange for an aggregate of 21,533,000 of our shares of common stock. The share exchange was completed pursuant to Regulation S of the Securities Act of 1933 (“Regulation S”) in reliance on the representations of the DWOG Shareholders that they are each not a “US Person” as such term is defined in Regulation S.

Copies of the Share Exchange Agreements relating to the above transactions are attached hereto as exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K. The foregoing summary of the Share Exchange Agreements is qualified in its entirety by reference to such exhibits, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Share Exchange Agreement between Tamm Oil and Gas Corp. and Rahn & Bodmer

10.2	Share Exchange Agreement between Tamm Oil and Gas Corp. and Arthur Sulzer

10.3	Share Exchange Agreement between Tamm Oil and Gas Corp. and LB (Swiss) Private Bank Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

/s/ Sean Dickenson
Sean Dickenson
President, Chief Executive Officer and Director

Date: December 31, 2007